Exhibit 2(n)(2)
CONSENT
I hereby consent on behalf of Blake, Cassels & Graydon LLP to the references to our firm in the registration statement for Kiewit Investment Fund LLLP to be filed on or about November 1, 2005.

BLAKE, CASSELS & GRAYDON LLP

/s/ Blake Cassels & Graydon LLP